                                                                    Exhibit 5.1

                               ------------------
                                     BAKER
                                       &
                                 HOSTETLER LLP
                               ------------------
                               COUNSELLORS AT LAW

-------------------------------------------------------------------------------
Capitol Square, Suite 2100 - 65 East State Street - Columbus, Ohio 43215-4260 -
                                 (614) 228-1541


                                August 25, 1997

The Sessions Group
3435 Stelzer Road
Columbus, OH 43219

        Subject:  THE SESSIONS GROUP -- RULE 24f-2 NOTICE DATED
                  AUGUST 25, 1997

Ladies and Gentlemen:

        In connection with the registration by The Sessions Group (the "Group") under the Securities Act of 1933 of an indefinite number of units of beneficial interest, it is our opinion that the 726,530,912 units of beneficial interest of the Group made definite by the above-captioned Notice were legally issued, fully paid and non-assessable, assuming that such units of beneficial interest were issued for the consideration described in the Group's Registration Statement on Form N-1A, as the same may be amended from time to time.

                                        Sincerely,



                                        BAKER & HOSTETLER LLP